UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2013 (November 6, 2013)

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15438 N. Florida Avenue, Suite 201 Tampa, Florida	33613
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 376-5831

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 11, 2013, Health Insurance Innovations, Inc. (the “Company” or “HII”) issued a press release announcing its financial results for the third quarter ended September 30, 2013. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 2.02, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2013, Jeffrey Eisenberg, 48, was appointed as a director of the Company. Mr. Eisenberg is a recognized authority in online marketing, improving online conversion rates, persuasive architecture, marketing tools, web analytics, big data marketing solutions and persona marketing. Since October 2009, Mr. Eisenberg has been a managing partner of Eisenberg Holdings LLC, a consulting firm that provides strategic marketing advice to large and to venture-backed enterprises. From October 1998 through September 2009, Mr. Eisenberg was the Chief Executive Officer of Future Now Group, Inc., which assisted companies in marketing and sales strategies designed to generate more engagements, leads, subscriptions and sales. Mr. Eisenberg also served as Chief Executive Officer of Persuasion Architecture, Inc. from 2003 through September 2009. Mr. Eisenberg has co-authored bestselling books on website development and on-line marketing.

Mr. Eisenberg will be entitled to receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices and plans in effect from time to time.

On November 7, 2013, as part of a planned succession, James P. Dietz, 49, became Executive Vice President, Chief Financial Officer and Secretary of the Company. Mr. Dietz had previously served as the Company’s Senior Vice President of Finance and Business Development since April 2013. During March and April 2013, Mr. Dietz consulted with the Company. Mr. Dietz served as President and Chief Executive Officer of NanoScale Corporation, a manufacturer of specialty materials, from May 2012 until December 2012, in connection with that company’s turnaround efforts. Mr. Dietz served as Chief Financial Officer from July 2011 to April 2012 and served as Vice President of Finance and Accounting from May 2010 to July 2011 for Parabel, Inc. (formerly known as PetroAlgae Inc.) (OTCQB:PALG), a provider of technology and solutions that utilize biomass derived from micro-crops. From January 2008 through April 2010, Mr. Dietz served as a financial officer of companies engaged in start-up or turn-around efforts in the real estate industry. These companies included U.S. Capital Holdings, LLC (Chief Financial Officer, May 2009 to April 2010), PACT, LLC (Vice President – Finance and Business Development, May 2008 to May 2009), and American Leisure Group (Chief Financial Officer, January 2008 to April 2008). From 1995 until December 2007, Mr. Dietz served as Chief Financial Officer of residential community developer WCI Communities, Inc. (NYSE: WCI), and various predecessor firms. From 1993 to 1995, Mr. Dietz managed asset-backed financing originations for GTE Leasing Corporation (a subsidiary of GTE, a predecessor to Verizon Communications). He began his professional career with Arthur Andersen & Co where he worked for six years in positions of increasing seniority. Mr. Dietz has served as director of Global Income Trust since November 2009. Mr. Dietz earned a B.A. in accounting and economics from the University of South Florida in 1986. Mr. Dietz is a certified public accountant.

Also on November 7, 2013, as part of a planned succession, Michael D. Hershberger, HII’s Chief Financial Officer, Treasurer and Secretary became Senior Vice President of Finance and Business Development.

HII has entered into new employment agreements with Mr. Dietz and Mr. Hershberger with a term beginning on the date of appointment to their new offices and ending on November 7, 2014. Under the agreements, Mr. Dietz and Mr. Hershberger are entitled to an annual salary of $275,000 and $200,000, respectively. Each is eligible to participate in the Company’s long-term incentive plan, to annual bonus awards and other employee benefits in accordance with their terms. Unless prior written notice of termination is given by either party to an agreement prior to the expiration date, the term of the agreement will be automatically extended for successive one-year periods. In the event that the Company determines not to extend Mr. Dietz’s or Mr. Hershberger’s agreement, terminate Mr. Dietz’s or Mr. Hershberger’s employment without cause or Mr. Dietz or Mr. Hershberger terminates his employment for good reason, Mr. Dietz or Mr. Hershberger, as the case may be, will be entitled to an amount equal to six months base salary and 12 months base salary, respectively, payable in six and 12 equal monthly installments beginning on the termination date, provided that Mr. Dietz or Hershberger, as applicable, executes a general release in HII’s favor. Under both agreements, good reason includes certain changes in the responsibilities or duties, reductions in the salary or a material reduction in the benefits of the executive and a material breach by the Company of the agreement that remains uncured following notice of the breach. In the case of Mr. Dietz, good reason also includes relocation of his principal place of employment. Mr. Dietz and Mr. Hershberger are each subject to non-competition and non-solicitation covenants that expire 24 months following termination of employment and confidentiality obligations.

In connection with his appointment, Mr. Dietz has been awarded 50,000 stock-settled stock appreciation rights with an exercise price of $12.02 that vest twenty percent on each of the first three anniversaries of the grant date and forty percent on the fourth anniversary of the grant date, subject to acceleration upon a change in control and certain termination events. Mr. Hershberger had previously received a grant of restricted stock for which 240,000 shares remained unvested. Of these unvested shares, 80,000 shares vested upon Mr. Hershberger’s succession and the remaining 160,000 shares were cancelled.

Item 7.01.	Regulation FD Disclosure.

On November 11, 2013, the Company issued a press release announcing the election of Mr. Eisenberg as a director of the Company. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1	Press Release, dated November 11, 2013.

99.2	Press Release, dated November 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ James P. Dietz
	Name:	James P. Dietz
	Title:	Executive Vice President and Chief Financial Officer

Date: November 12, 2013